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                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                          the Securities Act of 1934


                        Date of Report: August 18, 1999


                       THE ASHTON TECHNOLOGY GROUP, INC.
            (Exact name of registrant as specified in its charter)



                                    1-11747
                           (Commission file number)

           Delaware                                     22-6650372
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
        incorporation)


                         1900 Market Street, Suite 701
                            Philadelphia, PA 19103
            (Address of principal executive offices with zip code)


                                (215) 751-1900
             (Registrant's telephone number, including area code)



                                Not applicable
         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER ITEMS.

On August 18, 1999 (the "Issue Date"), the Ashton Technology Group, Inc. (the "Company") completed the sale of 20,000 shares of its Series F Convertible Preferred Stock ("Series F Preferred") with a stated value of $1,000 per share ("Stated Value"), and warrants to purchase an aggregate of 200,000 shares of the Company's common stock (the "Warrants"), for gross proceeds of $20,000,000. The shares were sold to RGC International Investors, LDC, an investment fund managed by Rose Glen Capital Management, L.P ("Rose Glen"), in a private equity offering pursuant to Regulation D of the Securities Act of 1933, as amended. The net proceeds of the sale will be utilized for general working capital, including the development of additional products and initiatives of the Company's subsidiaries, eMC and NextExchange.

Each share of the Series F Preferred is convertible into a number of shares of the Company's common stock equal to:

     (i) the Stated Value plus a premium of 6% per annum of the Stated Value from the Issue Date, divided by
     (ii)  the "Conversion Price"

The Conversion Price is defined as the lesser of:

     (i) 100% of the average of the five low closing bid prices during the 22-day trading period ending on the day prior to the date of conversion, and
     (ii) $10.79 (based on 110% of the "Closing Price", defined as the average closing bid price of the Company's common stock during the ten trading days ended August 17, 1999).

Prior to February 17, 2000, if any conversions take place on days where the common stock trades below 80% of the Closing Price, or $7.85 (the "Floor Price"), then the Conversion Price will equal the Floor Price. Beginning on February 18, 2000, if the closing sale price of the common stock is below 75% of the Closing Price, or $7.35 on the conversion date, the Company will have the right to redeem the Series F Preferred shares submitted for conversion at an amount equal to the number of shares that would have otherwise been issued, multiplied by the closing sale price on the conversion date.

The Warrants are exercisable for five years at an exercise price equal to 125% of the Closing Price, or $12.26 per share.

The Company has agreed to file a registration statement with the Securities and Exchange Commission under the Securities Act of 1933 within 30 days of the Issue Date to register the shares of its common stock issuable in connection with the conversion of the Series F Preferred shares and the exercise of the Warrants.

In addition, the Company agreed to pay Rose Glen an expense allowance of $40,000 for expenses incurred by Rose Glen in connection with the negotiation of the agreement, the review of the registration statement, and other matters to be executed in connection with the agreement, including without limitation, attorneys' and consultants' fees and travel expenses.

The Company's press release announcing the sale of the Series F Preferred Stock, the Certificate of Designations, Preferences and Rights, the Securities Purchase Agreement, the Registration Rights Agreement, and the Stock Purchase Warrant are filed as exhibits to this Current Report on Form 8-K. This summary description of the transaction is qualified in its entirety by reference to the documents filed as exhibits hereto.
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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)  EXHIBITS

     The following are filed as exhibits to this Current Report on Form 8-K:

     4.1 Certificate of Designations, Preferences, and Rights of Series F Convertible Preferred Stock

     4.2   Stock Purchase Warrant

     10.1 Securities Purchase Agreement dated as of August 18, 1999 between Ashton Technology Group, Inc. and RGC International Investors, LDC

     10.2 Registration Rights Agreement dated as of August 18, 1999 between Ashton Technology Group, Inc. and RGC International Investors, LDC

     99.1  Press Release dated August 19, 1999



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  August 24, 1999                 /s/ Arthur J. Bacci
                                       -----------------------------------------
                                       Arthur J. Bacci
                                       President and Chief Financial Officer